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                                                 Registration Statement No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                INFOGRAMES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
           Delaware                       417 Fifth Avenue                     13-3689915
 (STATE OR OTHER JURISDICTION         New York, New York 10016             (I.R.S. Employer
      OF INCORPORATION OR              (ADDRESS OF PRINCIPAL             Identification Number)
         ORGANIZATION)          EXECUTIVE OFFICES INCLUDING ZIP CODE)

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                                INFOGRAMES, INC.
                            2000 STOCK INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)

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                                 DAVID J. FREMED
                                417 FIFTH AVENUE
                            New York, New York 10016
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

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                                 (212) 726-6500
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

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                                   Copies to:
                             Barbara L. Becker, ESQ.
                           Gibson, Dunn & Crutcher LLP
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 351-4000

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                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
   TITLE OF SECURITIES TO BE       AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
           REGISTERED            REGISTERED (1)(3)       UNIT (1)              PRICE(1)(3)           FEE (3)
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
Common Stock, par value $.01
per share (2)..............      13,308,345 shares         $7.44             $99,014,086.80        $23,088.38
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

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low price of $7.44 per share of the Common Stock reported on The Nasdaq Stock Market, Inc. National Market System on December 14, 2000.

(2) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Pursuant to Rule 429 of the Securities Act, Infogrames, Inc. is carrying forward registration fees for 895,239 shares of Common Stock previously registered but not sold. As such, the amount of the registration fee is based on 12,413,106 shares of Common Stock. Of the shares carried forward, 524,954 shares were registered on a Form S-8 filed on January 19, 1996, by GT Interactive Software Corp. (Infogrames, Inc.'s predecessor) pursuant to which 7,800,000 shares of Common Stock were registered and for which a registration fee of $29,264 was paid, and 370,285 shares were registered on a Form S-8 filed on August 11, 1997 by GT Interactive Software Corp. pursuant to which 4,000,000 shares of Common Stock were registered and for which a registration fee of $12,046 was paid.



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                                  INTRODUCTION

        This Registration Statement on Form S-8 is filed by Infogrames, Inc., a Delaware corporation (the "Registrant"), relating to 13,308,345 Shares of Common Stock, par value $.01 per share (the "Shares"), to be made available pursuant to the terms of the Infogrames, Inc., 2000 Stock Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



ITEM 1  PLAN INFORMATION.

               Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

               Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Registrant hereby incorporates by reference in this Registration Statement the following documents:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, and the Registrant's Transitional Report on Form 10-K for the three months ended June 30, 2000, filed pursuant to Section 13(a) of the Exchange Act; and

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above.

(c) The description of the Shares set forth in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.




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ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

The Registrant's Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL. The Registrant also maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

 EXHIBIT
  NUMBER     DESCRIPTION
--------     -----------
4.1          Amended and Restated Certificate of Incorporation of the Registrant
             (incorporated by reference to Exhibit 3.1 filed as part of the
             Registrant's Transitional Report on Form 10-K for the three months ended June 30, 2000).

4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 filed as part of the Registrant's
             Registration Statement on Form S-1, Registration No. 333-14441).

4.3          Infogrames, Inc. 2000 Stock Incentive Plan.

4.4          Amendment No. 1 to the Infogrames, Inc. 2000 Stock Incentive Plan

5            Opinion of Gibson, Dunn & Crutcher LLP.

23.1         Consent of Arthur Andersen LLP.

23.2         Consent of Deloitte & Touche LLP.

23.3         Consent of Gibson, Dunn & Crutcher LLP.(1)

24 Power of Attorney authorizing a certain person to sign this Registration Statement on behalf of certain directors of the Company.

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(1) Included in Exhibit 5.


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ITEM 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 2ND DAY OF FEBRUARY, 2001.

  INFOGRAMES, INC.

                                      By    /s/ David J. Fremed
                                        ----------------------------------------
                                      (DAVID J. FREMED, CHIEF FINANCIAL OFFICER)


        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON FEBRUARY 2, 2001 IN THE CAPACITIES INDICATED:

                 SIGNATURE                                         TITLE(s)
                 ---------                                         --------
                      *                         Chairman of the Board, Chief Executive Officer
         --------------------------                    (Principal Executive Officer)
               Bruno Bonnell


                      *                         President, Chief Operating Officer, Secretary,
         --------------------------                                Director
              Denis Guyennot



          /s/ David J. Fremed                  (Chief Financial Officer and Chief Accounting
         --------------------------             Officer)
              David J. Fremed


                      *                                            Director
         -------------------------
              Steven Denning


                      *                                            Director
         -------------------------
              Thomas A. Heymann


                      *                                            Director
         --------------------------
              Ann E. Kronen


                      *                                            Director
         --------------------------
              Thomas Schmider


                      *                                            Director
         --------------------------
              Thomas Mitchell


*By   /s/ David J. Fremed
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     (DAVID J. FREMED, ATTORNEY-IN-FACT)**


** By authority of the power of attorney filed as Exhibit 24 to this Registration Statement.